EXHIBIT 10.39

AMENDMENT TO INVESTOR RIGHTS AGREEMENTS

This Amendment, dated as of April 30, 2007 (this “Amendment”), amends the Investor Rights Agreement, dated as of October 24, 2006 and the Investor Rights Agreement dated as of December 6, 2006 (the “Agreements”), in each case, by and among Access Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and SCO Capital Partners LLC and Lake End Capital LLC, (the “Purchasers”). Terms not otherwise defined herein which are defined in the Agreements shall have the same respective meanings herein as therein.

WHEREAS, the Company and the Purchasers have agreed to modify certain terms and conditions of the Agreements as specifically set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment to the Agreements. Each Agreement is hereby amended as follows:

(a) The definition of “Filing Date” in each Agreement is hereby amended and restated in its entirety to read as follows:

“‘Filing Date’ means the earlier of (i) the date on which the registration statement in connection with a Qualified Financing is required to be filed pursuant to the transaction documents for such Qualified Financing, or (ii) August 31, 2007.”

(b) The definition of “Qualified Financing” in each Agreement is hereby amended and restated in its entirety to read as follows:

“‘Qualified Financing’ means the next equity financing (including, without limitation, an offering of convertible debt securities or other convertible securities) of the Company in connection with which the Company registers the equity securities (or underlying equity securities, as the case may be) pursuant to the Securities Act.”

2. Condition to Effectiveness. This Amendment shall not become effective until the Purchasers receive a counterpart of this Amendment executed by the Company.

3. Ratification, Etc. Except as expressly amended hereby, all terms and conditions of the Agreements, as amended, are hereby ratified and confirmed in all respects and shall continue in full force and effect. All references to the Agreements shall hereafter refer to such Agreements, as amended hereby.

4. No Waiver. Nothing contained herein shall constitute a waiver of, impair or otherwise affect, any obligation of the Company under the Agreements or any rights of any Purchaser consequent thereon.

5. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument. The executed signature pages hereto may be delivered by facsimile or other means of electronic image transmission, such a copy of any signature page hereto shall have the same force an effect as an original thereof.

6. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York (without reference to conflict of laws).

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as a document under seal as of the date first above written.

Company:

ACCESS PHARMACEUTICALS, INC.

By: /s/ Stephen B. Thompson

Name: Stephen B. Thompson
Title: Vice President Chief Financial Officer

Purchasers:

SCO CAPITAL PARTNERS LLC

By: /s/ Steven H. Rouhandeh
Name: Steven H. Rouhandeh
Title: Chairman

LAKE END CAPITAL LLC

By: /s/ Jeffrey B. Davis
Name: Jeffrey B. Davis
Title: Managing Member